As filed with the Securities and Exchange Commission on July 2, 1998
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ----------------
                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of Registrant as specified in its charter)

             ARIZONA                                       86-0011170
     (State of incorporation)                           (I.R.S. Employer
                                                     Identification Number)

                             400 North Fifth Street
                             Phoenix, Arizona 85004
                                 (602) 250-1000
    (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                               MATTHEW P. FEENEY
                             Snell & Wilmer L.L.P.
                               One Arizona Center
                             Phoenix, Arizona 85073
                                 (602) 382-6239
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                               ----------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
                               ----------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               ----------------
         C A L C U L A T I O N   O F   R E G I S T R A T I O N   F E E

==================================================================================================
                                                   Proposed         Proposed
                                                    Maximum          Maximum
                                     Amount        Offering         Aggregate        Amount of
    Title of Each Class of           to be           Price          Offering        Registration
 Securities to be Registered       Registered      Per Unit           Price             Fee
--------------------------------------------------------------------------------------------------
First Mortgage Bonds ...........     (1)(3)           (2)          (1)(2)(3)             N/A
--------------------------------------------------------------------------------------------------
Senior Notes ...................     (1)(4)           (2)          (1)(2)(4)             N/A
--------------------------------------------------------------------------------------------------
Debt Securities ................     (1)(5)           (2)          (1)(2)(5)             N/A
--------------------------------------------------------------------------------------------------
 Total .........................  $350,000,000        (2)        $350,000,000       $ 103,250 (6)
==================================================================================================

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed
    $350,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $350,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) Subject   to   Footnote   (1),  there  are  being  registered  hereunder  an
    indeterminate principal amount of First Mortgage Bonds as may be sold, from time to time, by the Registrant.
(4) Subject to Footnote (1), there are being registered hereunder an indeterminate amount of Senior Notes as may be sold, from time to time, by the Registrant.
(5) Subject   to   Footnote   (1),  there  are  being  registered  hereunder  an
    indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant.
(6) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.
  Pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, this Registration Statement contains a combined prospectus relating to the $350,000,000 principal amount of securities registered hereby and $50,000,000 principal amount of securities registered on August 12, 1997 pursuant to Registration No. 333-27551. The previously-paid filing fees associated with the referenced securities registered under Registration No. 333-27551 totalled $15,152.
  The  Registrant  hereby  amends  this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED JULY 2, 1998


                         Arizona Public Service Company

                              First Mortgage Bonds
                                  Senior Notes
                                Debt Securities

                               ----------------

     Arizona Public Service Company (the "Company") intends from time to time to issue up to $400,000,000 aggregate principal amount of its first mortgage bonds (the "New Bonds"), senior notes (the "Senior Notes"), or unsecured debt securities ("Debt Securities") (collectively, the "Securities"), in one or more series at prices and on terms to be determined at the time of sale.

     Until the Release Date (see "Description of Senior Notes--Release Date"), the Senior Notes will be secured by one or more series of New Bonds. As a result, when the Company issues Senior Notes, the Company will issue a like amount of New Bonds to the Senior Note Trustee (as defined herein) to secure the newly-issued Senior Notes. See "Description of Senior Notes--Security". The Company may also issue New Bonds directly to purchasers or through agents designated from time to time by the Company (see "Description of New Bonds"). As of March 31, 1998 (i) the Senior Note Trustee held $150 million of first mortgage bonds as collateral for $150 million of outstanding senior notes and
(ii) approximately $1.1 billion of additional first mortgage bonds (i.e., first mortgage bonds that do not secure Senior Notes) were outstanding. Until the Release Date, the Company's senior notes (including the Senior Notes issued pursuant to this Prospectus) will effectively rank pari passu with the Company's outstanding first mortgage bonds.

     For each issue of Securities for which this Prospectus is being delivered (the "Offered Bonds," the "Offered Senior Notes," or the "Offered Debt Securities" and, collectively, the "Offered Securities"), there will be an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth, without limitation and to the extent applicable, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, rate of interest (which may be fixed or variable) or method of calculation thereof, time of payment of interest, any terms for redemption, any sinking fund provisions, any subordination provisions, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by the underwriters, the compensation of such underwriters or agents, and any other special terms of the Offered Securities. The Prospectus Supplement relating to any series of Offered Securities will also contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

     The Company may sell Securities directly to purchasers or through agents designated from time to time by the Company or to or through underwriters or a group of underwriters which may be managed by one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commission or discount will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of Securities will be the public offering price of such Securities less such discount, in the case of an offering through an underwriter, or the purchase price of such Securities less such commission, in the case of an offering through an agent, and less, in each case, other expenses of the Company associated with the issuance and distribution of such Securities.

                               ----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                               ----------------
                  The date of this Prospectus is _______, 1998

                             AVAILABLE INFORMATION

     Arizona   Public   Service  Company  (the  "Company")  is  subject  to  the
informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be obtained at prescribed rates from the Public Reference Section of the Commission or may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, such material may be accessed electronically by means of the Commission's Web Site on the Internet at http://www.sec.gov. Certain securities of the Company are listed on the New York Stock Exchange. Reports, proxy materials, and other information concerning the Company can be inspected at the office of this exchange at 20 Broad Street, 7th Floor, New York, New York 10005.

                                 ------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company (File No. 1-4473) are incorporated by reference in this Prospectus:

     1. The Company's Form 10-K Report for the fiscal year ended December 31, 1997 (the "1997 10-K Report");

     2. The Company's Form 10-Q Report for the fiscal quarter ended March 31, 1998;

     3. The Company's Form 8-K Report dated January 13, 1998; and

     4.  The  Company's  Form  8-K  Report  dated  May  19,  1998  (the "May 8-K
Report").

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the filing date of the May 8-K Report and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Request for such copies should be directed to Arizona Public Service Company, Office of the Secretary, Station 9068, P.O. Box 53999, Phoenix, Arizona 85072-3999, (602) 250-3252.

                              SELECTED INFORMATION

     The following material is qualified in its entirety by reference to the detailed information and financial statements incorporated by reference in this Prospectus.

                                             The Offering

Securities Offered ...................   Up to $400,000,000 of any combination of First Mortgage
                                         Bonds, Senior Notes, and Debt Securities.
Application of Proceeds ..............   Except as otherwise described in the Prospectus Supple-
                                         ment, the net proceeds of the Offered Securities will be ap-
                                         plied primarily to the redemption, repurchase, repayment, or retirement of outstanding indebtedness and preferred stock, and temporary investment pending such application.

                                              The Company

Business .............................   Electric utility servicing approximately 767,000 customers in an area that includes the entire state of Arizona with the exception of Tucson and about one-half of the Phoenix area.

Generating Fuel Mix (estimated for the
 twelve months ended March 31,
 1998) ...............................   Coal -- 36.9%; Nuclear -- 29.4%; Purchases -- 30.3%;
                                         Gas and Other -- 3.4%.

Financial Data (thousands of dollars):

                                                                        Twelve Months Ended
                                                 -----------------------------------------------------------------
                                                                                     December 31,
                                                  March 31,        -----------------------------------------------
                                                   1998(1)             1997              1996              1995
                                                 -----------       -----------       -----------       -----------
Electric Operating Revenues ................     $ 1,879,955       $ 1,878,553       $ 1,718,272       $ 1,614,952
                                                 ===========       ===========       ===========       ===========
Net Income .................................     $   254,784       $   251,493       $   243,471       $   239,570
                                                 ===========       ===========       ===========       ===========
Ratio of Earnings to Fixed Charges .........            3.11              3.07              2.84              2.77

Capitalization Data (thousands of dollars):

                                                                                   As Adjusted(2)
                                                             As of          ---------------------------
                                                        March 31, 1998(1)     Amount         Percentage
                                                        -----------------   ----------       ----------
Total Debt (including current maturities) .........        $2,104,316       $2,125,316          52.4%
Preferred Stock ...................................           160,427          139,427           3.4
Common Stock Equity ...............................         1,793,514        1,793,514          44.2
                                                           ----------       ----------         -----
   Total Capitalization ...........................        $4,058,257       $4,058,257         100.0%
                                                           ==========       ==========         =====

------------
(1) Financial information as of and for the twelve months ended March 31, 1998 is unaudited but, in the judgment of the Company's management, contains all necessary adjustments for a fair presentation of the financial position of the Company on such date and the results of operations for such period.

(2) For the (i) redemption, repayment, repurchase or retirement of $21 million of the Company's cumulative preferred stock; and (ii) incurring $21 million of debt. It is assumed that the net proceeds from the issuance of the Offered Securities will be used for the refinancing of a similar amount of outstanding long-term debt.

                                  THE COMPANY

     The Company was incorporated in 1920 under the laws of Arizona and is principally engaged in providing electricity in the State of Arizona. The principal executive offices of the Company are located at 400 North Fifth Street, Phoenix, Arizona 85004 and its telephone number is (602) 250-1000.


                            APPLICATION OF PROCEEDS

     Except as otherwise described in the Prospectus Supplement, the net proceeds of the Offered Securities will be applied primarily to the redemption, repurchase, repayment, or retirement of outstanding indebtedness and preferred stock. Any proceeds not immediately so applied when received may be invested temporarily, pending such application, in United States government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by United States government or agency obligations, or will be deposited with banks.


                                EARNINGS RATIOS

     The following table sets forth the Company's historical ratio of earnings to fixed charges for each of the indicated periods:

                          Twelve months ended
---------------------------------------------------------------------
                                    December 31,
 March 31,       ----------------------------------------------------
   1998          1997        1996        1995        1994        1993
 ---------       ----        ----        ----        ----        ----

    3.11         3.07        2.84        2.77        2.96        2.99

     For the purposes of these computations, "earnings" are defined as the sum of pre-tax income plus fixed charges of the Company and its subsidiaries; "fixed charges" consist of interest on debt, amortization of debt discount, premium, and expense and an estimated interest factor in rentals.


                                   SECURITIES

     The Securities may be issued in one or more series as (i) first mortgage bonds ("New Bonds"), (ii) notes secured until the Release Date by New Bonds and, thereafter (see "Description of Senior Notes -- Release Date"), being unsecured notes (such notes are herein referred to as "Senior Notes"), or (iii) unsecured debt securities ("Debt Securities"). From and after the "Release Date" (as defined below), any outstanding Senior Notes secured by New Bonds when issued will cease to be secured and will become unsecured obligations of the Company. The New Bonds are described below under the caption "Description of New Bonds," the Senior Notes are described below under the caption "Description of Senior Notes," and the Debt Securities are described below under the caption "Description of Debt Securities."


                           DESCRIPTION OF NEW BONDS
General

     The New Bonds may be issued in one or more new series under the Mortgage and Deed of Trust dated as of July 1, 1946 between the Company and The Bank of New York, as successor Trustee ("Bond Trustee"), which as heretofore amended and supplemented is herein referred to as the "Mortgage," and which is to be further amended and supplemented by appropriate Supplemental Indentures ("Bond Supplemental Indentures"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Mortgage, the New Bonds, and the Bond Supplemental Indentures, the forms of which are filed, or will be filed, as exhibits to the registration statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in such documents are referred to herein or in a Prospectus Supplement, such provisions or defined terms are incorporated by reference herein or therein, as the case may be.

     Reference is made to the Prospectus Supplement relating to any particular issue of Offered Bonds for the following terms: (1) the aggregate principal amount of the Offered Bonds; (2) the date on which such Offered Bonds mature;
(3) the rate per annum at which such Offered Bonds will bear interest; (4) the times at which such interest will be payable; (5) the date, if any, after which such Offered Bonds may be redeemed at the option of the Company and the redemption price; (6) whether any of such Offered Bonds will be issuable in whole or in part in the form of one or more Global Securities and, if so, the Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security, and any circumstances under which any such Global Security may be exchanged in whole or in part for Offered Bonds, registered in the names of persons other than the Depositary for such Global Security or its nominee; and (7) any other special terms. Interest will be paid to the person in whose name the Offered Bonds are registered at the close of business on the record date, as established in the Bond Supplemental Indenture relating thereto, preceding the interest payment date in respect thereof. The New Bonds will be issued as fully registered bonds, without coupons, in denominations of $1,000 and multiples thereof. The New Bonds will be transferable at any time without any service or other charge, except transfer taxes and other governmental charges, if any.

     Except as otherwise described under the heading "Description of New Bonds -- Issuance of Additional Bonds" or in the Prospectus Supplement, the covenants contained in the Mortgage and the New Bonds would not afford holders of the New Bonds protection in the event of a highly-leveraged transaction involving the Company.

Redemption

     The Offered Bonds are redeemable as set forth in the Prospectus Supplement relating thereto and, subject to any qualifications or variations set forth in any such Prospectus Supplement, are also subject to redemption, in each case at the principal amount of the Offered Bonds to be redeemed together with accrued interest to the date fixed for redemption, (i) in whole or in part with the proceeds from mortgaged property of the Company taken under eminent domain by, or otherwise sold to, a governmental body or agency; (ii) in whole or in part with the Proceeds of Released Property, including proceeds from the sale or other disposition (including a sale and leaseback) of property released from the lien of the Mortgage as specified in section (b) of the second to the last paragraph under the heading "Description of New Bonds -- Security" below; and
(iii) in whole, together with all other first mortgage bonds of the Company then outstanding, within twelve months of certain mergers or other transactions involving the transfer of substantially all of the property subject to the lien of the Mortgage, as then amended. In addition, after the date and at the price set forth in the Prospectus Supplement, Offered Bonds may be redeemed in whole or in part with cash deposited in the replacement fund discussed below.

Security

     The New Bonds will rank pari passu, except as to any sinking fund or similar fund provided for a particular series, with all bonds at any time outstanding under the Mortgage. The Mortgage constitutes a first mortgage lien on substantially all the fixed property owned by the Company (which does not include a combined cycle plant or certain interests in Unit 2 of the Palo Verde Nuclear Generating Station being leased), other than property specifically excepted by the Mortgage. Such lien and the Company's title to certain of its properties are subject to Excepted Encumbrances, to minor leases, defects, irregularities, and deficiencies, and to the considerations discussed below with respect to the Four Corners and Navajo Plant locations. The lien of the Mortgage will also extend to all after-acquired property (other than the excepted classes) located in the jurisdictions in which the necessary recordations or filings have been accomplished, subject to Excepted Encumbrances and to liens existing or placed on such property at the time of its acquisition by the Company.

     Both the Four Corners and the Navajo Plants are located on property held by the plant participants under leases from the Navajo Tribe and easements from the Secretary of the Interior. The leases extend from their respective effective dates in 1966 and 1969 for terms of 50 years with rights of renewal for up to 25 additional years. The easements are for 50-year terms from the same effective dates. While the Company owns the rights conferred upon it by the leases from the Navajo Tribe, the Company does not make any representation with respect to the Tribe's interest in the lands leased (but is not aware of any assertion of a contesting claim to such lands) or with respect to the enforceability of the leases against the Tribe.

     The Mortgage requires the Company to keep the property encumbered thereby as an operating system or systems in good repair and working order, but permits the permanent discontinuance or reduction in capacity of any such properties which, in the judgment of the Board of Directors of the Company, is desirable in the conduct of its business or which is ordered by a regulatory authority or which properties are to be sold or disposed of by the Company.

     When not in default under the Mortgage, the Company may obtain the release from the lien thereof of (a) property that has become unserviceable, obsolete, or unnecessary for use in the Company's operations, provided that it replaces such property with, or substitutes for the same, an equal value of other property, and (b) other property that has been sold or otherwise disposed of, provided that the Company deposits with the Bond Trustee cash in an amount, waives the right to issue additional bonds on the basis of retired bonds previously issued in an amount, or utilizes as a credit net Property Additions acquired by the Company within the preceding five years and having a fair value (not more than Cost), equal to the fair value of the property to be released.

     The Bond Trustee may, and upon request of the Company shall, cancel and discharge the lien of the Mortgage and all indentures supplemental thereto whenever all indebtedness secured by the Mortgage has been paid.

Issuance of Additional Bonds

     Additional bonds may be issued under the Mortgage in a principal amount equal to (a) 60% of net Property Additions, (b) the principal amount of certain redeemed or retired bonds previously issued, and/or (c) deposited cash, provided that the Company's Adjusted Net Earnings over a twelve-month period are at least two times the annual interest on all bonds to be outstanding under the Mortgage after the issuance and on indebtedness secured by prior liens. Exceptions to this earnings coverage requirement apply to bonds issued on the basis of redeemed or retired bonds where the redeemed or retired bonds bore a higher rate of interest and where certain other conditions are satisfied. In addition, the Company's articles of incorporation allow the Company to issue additional preferred stock when certain earnings coverage requirements are met. Exceptions to this earnings coverage requirement apply to preferred stock issued for the purpose of redeeming or retiring other preferred stock.

     As of March 31, 1998, the Company estimates that the Mortgage and the articles of incorporation would have allowed the Company to issue up to approximately $2.04 billion and $1.46 billion of additional first mortgage bonds and preferred stock, respectively.

     In addition to the Mortgage restrictions on the Company's issuance of additional bonds, the Company must obtain ACC approval before issuing equity securities or incurring long-term debt. Existing ACC orders allow the Company to have approximately $501 million in aggregate par value of preferred stock and approximately $2.6 billion in principal amount of long-term debt outstanding at any one time. The Company does not expect these provisions or authorizations to limit the Company's ability to meet its capital requirements.

     Property Additions, and in many instances redeemed or retired bonds, as well as deposited cash, may be used for certain alternative purposes under the Mortgage, including the release of property from the lien thereof or the satisfaction of sinking or replacement fund requirements. The Mortgage contains restrictions on the issuance of bonds, withdrawal of cash, or release of property on the basis of property subject to prior liens. Property located on leaseholds or easements (as, for example, the Four Corners and Navajo Plants) will constitute fundable Property Additions if the leasehold or easement has an unexpired term of, or the term is extendable at the Company's option for, at least 30 years after the time of funding, or if the property may be removed by the Company without compensation.

Replacement Fund

     So long as any of the New Bonds are outstanding, the Company is required for each calendar year to deposit with the Bond Trustee cash in a formularized amount related to net additions to the Company's mortgaged utility plant; however, the Company may satisfy all or any part of the requirement by utilizing redeemed or retired bonds, net Property Additions, or property retirements. For 1997, such requirement amounted to approximately $134 million. Any cash that may be deposited by the Company pursuant to the requirement may, upon request by the Company, be applied to the redemption or purchase of bonds and, if not withdrawn against Property Additions or retired bonds within five years, must be so applied, subject in each case to any restrictions on any such redemption or purchase as set forth in the Prospectus Supplement relating to the issue of bonds to be redeemed or purchased.

Events of Default

     The following are defaults under the Mortgage: (a) failure to pay the principal of any bond outstanding under the Mortgage when due and payable; (b) failure to pay interest on any bond outstanding under the Mortgage within 60 days after the same is due and payable; (c) failure to pay any installment of any fund required to be applied to the purchase or redemption of bonds outstanding under the Mortgage within 60 days after the same is due and payable; (d) certain events in bankruptcy, insolvency, or reorganization; and
(e) failure to perform any other covenant of the Mortgage continuing for 90 days after notice by the Bond Trustee or holders of 15% in principal amount of Eligible bonds. The Mortgage allows the Bond Trustee to withhold notice of certain defaults, not including any default in the payment of principal of, or interest on, any bond outstanding, or in the payment of any sinking, improvement, replacement, or purchase fund installment, if it in good faith determines that the withholding of such notice is in the interests of the bondholders.

     The holders of not less than a majority in principal amount of Eligible bonds may direct the time, method, and place of conducting any proceeding for any remedy available to the Bond Trustee under the Mortgage; provided, however, that the Trustee may decline to follow any such direction under certain circumstances, including a determination made in good faith by the Bond Trustee that it will not be sufficiently indemnified for any expenditures, including its own charges, in any action or proceeding so directed. The Company is required to file with the Bond Trustee, on or before July 1 of each year, a certificate to the effect that, except as otherwise stated therein, the Company has complied with all of the provisions of the Mortgage and is not then in default thereunder.

Modification of the Mortgage

     The Mortgage and the rights of bondholders may be modified with the consent of the Company, and of the Bond Trustee if deemed affected, and the vote or assent of the holders of not less than 70% in principal amount of the Eligible bonds, and of not less than 70% in principal amount of the Eligible bonds of any one or more series (less than all) affected by any such modification; except that the bondholders, without the consent of the holder of each bond affected, have no power to (a) reduce the principal thereof, or the premium, if any, or rate of interest thereon or otherwise modify the terms of payment of principal, premium, or interest, or extend the maturity of any bonds, (b) permit the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, (c) deprive any nonassenting bondholder of a lien upon the mortgaged property for the security of his or her bonds, or (d) reduce the percentage of bondholders authorized to effect any such modification.

Global Securities

     Some or all of the New Bonds of any series may be represented, in whole or in part, by one or more "Global Securities" which will have an aggregate principal amount equal to that of the New Bonds represented thereby. Each Global Security will be registered in the name of a depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Bond Supplemental Indenture.

     Notwithstanding any provision of the Mortgage or any New Bond described herein, no Global Security may be exchanged in whole or in part for New Bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or any nominee of such depositary unless (i) the depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security or has ceased to be qualified to act as such as required by the Mortgage, (ii) there shall have occurred and be continuing a default with respect to the New Bonds represented by such Global Security, or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Bond Supplemental Indenture and Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the depositary may direct.

     As long as the depositary, or its nominee, is the registered holder of a Global Security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the New Bonds represented thereby for all purposes under the New Bonds and the Mortgage. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any New Bonds represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated New Bonds in exchange therefor and will not be considered to be the owners or holders of such Global Security or any New Bonds represented thereby for any purpose under the New Bonds or the Mortgage. All payments of principal of and any premium and interest on a Global Security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of New Bonds represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the depositary from time to time. None of the Company, the Bond Trustee or any agent of the Company or the Bond Trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

Other

     The Mortgage restricts the payment of dividends on common stock of the Company under certain conditions which have not existed in the past and do not currently exist.

     The Bond Trustee, security registrar, and paying agent under the Mortgage is The Bank of New York. The Company maintains normal banking arrangements with The Bank of New York, which include (i) one commitment in the aggregate principal amount of approximately $15.7 million by The Bank of New York pursuant to a reimbursement agreement related to a letter of credit issued on behalf of the Company in connection with an issuance of pollution control bonds, the proceeds of which were made available to the Company, and (ii) a $25 million commitment by The Bank of New York pursuant to a revolving credit agreement, approximately $7.8 million of which was outstanding at March 31, 1998. The Bank of New York also serves as (i) trustee for the holders of several issues of pollution control bonds issued on behalf of the Company, (ii) trustee under the Indenture relating to the subordinated Debt Securities (see "Description of Debt Securities" below), (iii) trustee under the Senior Note Indenture (as defined below), (iv) investment manager for the Company's nonunion post-retirement medical fund, and (v) custodian of international fixed-income assets for the Company's pension plan.

                          DESCRIPTION OF SENIOR NOTES

General

     The Senior Notes may be issued in one or more new series under an Indenture (the "Senior Note Indenture") between the Company and The Bank of New York, or any other trustee to be named, as Trustee (the "Senior Note Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Senior Note Indenture pursuant to which the Senior Notes are to be issued and to the Senior Notes, the forms of which are filed, or will be filed, as exhibits to the registration statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Senior Note Indenture are referred to herein or in a Prospectus Supplement, such provisions or terms are incorporated by reference herein or therein, as the case may be.

     Until the Release Date (as defined below), the Senior Notes will be secured by one or more series of New Bonds ("Senior Note Mortgage Bonds") issued and delivered by the Company to the Senior Note Trustee. See "Description of Senior Notes -- Security" and "Description of Senior Notes -- Release Date." On the Release Date, the Senior Notes will cease to be secured by Senior Note Mortgage Bonds, will become unsecured obligations of the Company, and will rank on a parity with other unsecured senior indebtedness of the Company, including senior Debt Securities. The Senior Note Indenture provides that, in addition to the Senior Notes offered hereby, additional senior notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Release Date, the amount of senior notes that may be issued cannot exceed the amount of first mortgage bonds that the Company is able to issue under its Mortgage. See "Description of New Bonds -- Issuance of Additional Bonds."

     Reference is made to the Prospectus Supplement relating to any particular issue of Offered Senior Notes for the following terms: (1) the title of such Senior Notes; (2) any limit on the aggregate principal amount of such Senior Notes or the series of which they are a part; (3) the date or dates on which the principal of any of such Senior Notes will be payable; (4) the rate or rates at which any of such Senior Notes will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such Senior Notes will be payable, if other than as described under "Description of Senior Notes -- Payment and Paying Agents"; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Senior Notes may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Senior Notes pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Senior Notes will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Senior Notes will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such Senior Notes may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(10) if other than the currency of the United States of America, the currency, currencies, or currency units in which the principal of or any premium or interest on any of such Senior Notes will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of determining the principal amount deemed to be Outstanding at any time; (11) if the principal of or any premium or interest on any of such Senior Notes is to be payable, at the election of the Company or the Holder thereof, in one or more currencies, or currency units other than those in which such Senior Notes are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (12) if other than the entire principal amount thereof, the portion of the principal amount of any of such Senior Notes which will be payable upon declaration of acceleration of the Maturity thereof; (13) if the principal amount payable at the Stated Maturity of any of such Senior Notes will not be determinable as of any one or more dates prior to the

Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);
(14) if applicable, that such Senior Notes, in whole or any specified part, are defeasible pursuant to the provisions of the Senior Note Indenture described under "Description of Senior Notes -- Defeasance and Covenant Defeasance"; (15) whether any of such Senior Notes will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Description of Senior Notes -- Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Senior Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (16) if any of such Senior Notes are to be issued prior to the Release Date, the designation of the series of Senior Note Mortgage Bonds to be delivered to the Senior Note Trustee as security for such Senior Notes; (17) any addition to or change in the Events of Default applicable to any of such Senior Notes and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Senior Notes due and payable; (18) any addition to or change in the covenants in the Senior Note Indenture; and (19) any other terms of such Senior Notes not inconsistent with the provisions of the Senior Note Indenture. (Section 301).

     Senior Notes, including Original Issue Discount Notes, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Senior Notes sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Senior Notes which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

     Except as otherwise described in the Prospectus Supplement, the covenants contained in the Senior Note Indenture would not afford holders of Senior Notes protection in the event of a highly-leveraged transaction involving the Company.

Form, Exchange, and Transfer

     The Senior Notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof. (Section 302).

     At the option of the Holder, subject to the terms of the Senior Note Indenture and the limitations applicable to Global Securities, Senior Notes of any series will be exchangeable for other Senior Notes of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

     Subject to the terms of the Senior Note Indenture and the limitations applicable to Global Securities, Senior Notes may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Note Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Note Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Senior Note Trustee as Note Registrar. Any transfer agent (in addition to the Note Registrar) initially designated by the Company for any Senior Notes will be named in the applicable Prospectus Supplement. (Section
305). The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Senior Notes of each series. (Section 1102).

     If the Senior Notes of any series (or of any series and specified tenor) are to be redeemed, the Company will not be required to (i) issue, register the transfer of, or exchange any Senior Note of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Senior Note that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Senior Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Senior Note being redeemed in part. (Section 305).

Global Notes

     Some or all of the Senior Notes of any series may be represented, in whole or in part, by one or more Global Notes which will have an aggregate principal amount equal to that of the Senior Notes represented thereby. Each Global Note will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Senior
Note Indenture.

     Notwithstanding any provision of the Senior Note Indenture or any Senior Note described herein, no Global Note may be exchanged in whole or in part for Senior Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or has ceased to be qualified to act as such as required by the Senior Note Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Senior Notes represented by such Global Note, or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Note or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305).

     As long as the Depositary, or its nominee, is the registered Holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Note and the Senior Notes represented thereby for all purposes under the Senior Notes and the Senior Note Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Note will not be entitled to have such Global Note or any Senior Notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange therefor and will not be considered to be the owners or Holders of such Global Note or any Senior Notes represented thereby for any purpose under the Senior Notes or the Senior Note Indenture. All payments of principal of and any premium and interest on a Global Note will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Note.

     Ownership of beneficial interests in a Global Note will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Senior Notes represented by the Global Note to the accounts of its participants. Ownership of beneficial interests in a Global Note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and others matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Senior Note Trustee or any agent of the Company or the Senior Note Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Senior Note on any Interest Payment Date will be made to the Person in whose name such Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Senior Notes of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Note Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Senior Note Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Senior Notes of each series. Any other Paying Agents initially designated by the Company for the Senior Notes of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying
Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Senior Notes of a particular series. (Section 1102).

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Senior Notes which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Senior Notes thereafter may look only to the Company for payment thereof. (Section 1103).

Consolidation, Merger, and Sale of Assets

     The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets "substantially as an entirety" to any Person, and may not permit any Person to consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company, unless (a) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and (i) assumes the Company's obligations on the Senior Notes and under the Senior Note Indenture, and (ii) if such consolidation, merger, conveyance, transfer, or lease occurs prior to the Release Date, assumes the Company's obligations under the Senior Note Mortgage Bonds and under the Mortgage; (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. The term "substantially as an entirety" means 50% or more of the total assets of the Company as shown on the Company's consolidated balance sheet as of the end of the calendar year immediately preceding the day of the year in which such determination is made. (Section 901).

Security

     Until the Release Date (see "Release Date" below), the Senior Notes will be secured by one or more series of New Bonds ("Senior Note Mortgage Bonds") issued and delivered by the Company to the Senior Note Trustee (see "Description of New Bonds"). Upon the issuance of a series of Senior Notes prior to the Release Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for such series of Senior Notes, a series of Senior Note Mortgage Bonds that will have the same stated rate or rates of interest (or interest calculated in the same manner), Interest Payment Dates, Stated Maturity and redemption provisions, and will be in the same aggregate principal amount as the series of the Senior Notes being issued. (Sections 401-403). Payments by the Company to the Senior Note Trustee of principal of, premium and interest on, a series of Senior Notes will satisfy the Company's obligations with respect to principal of, premium and interest on, the related series of Senior Note Mortgage Bonds.

     Each series of Senior Note Mortgage Bonds will be a series of New Bonds, all of which are secured by a lien on certain property owned by the Company. See "Description of New Bonds -- Security." In certain circumstances prior to the Release Date, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note Mortgage Bonds held by the Senior Note
Trustee, but in no event to an amount lower than the aggregate outstanding principal amount of the series of Senior Notes initially issued contemporaneously with such Senior Note Mortgage Bonds. (Section 409). Following the Release Date, the Company will cause the Mortgage to be closed and the Company will not issue any additional first mortgage bonds under the Mortgage. (Section 403).

Release Date

     ON THE RELEASE DATE, THE SENIOR NOTE MORTGAGE BONDS WILL NO LONGER SECURE THE SENIOR NOTES, AND THE SENIOR NOTES WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY. (Section 407). The "Release Date" means the date that the Company has repaid all of its first mortgage bonds, other than the first mortgage bonds securing the senior notes.The Senior Note Trustee will give the Senior Note Holders notice of the occurrence of the Release Date. See "Description of Senior Notes -- Defeasance and Covenant Defeasance -- Defeasance and Discharge" for a discussion of another situation in which outstanding Senior Notes would not be secured by Senior Note Mortgage Bonds.

     Unless otherwise specified in the applicable Prospectus Supplement, from and after the Release Date and so long as Senior Notes of a particular series are outstanding, the Company may not issue, assume or guarantee any debt evidenced by notes, debentures, bonds or other securities for money borrowed that is secured by any mortgage, security interest, pledge or lien of or upon any operating property of the Company, and will not permit to exist any such debt secured by any such lien created on or prior to the Release Date, without effectively securing such Senior Notes equally and ratably therewith, subject to certain exceptions as described below. See "Limitations on Liens and Sale and Lease-back Transactions." The intention of these provisions is that before the Release Date the Senior Notes will have the benefit of being secured by Senior Note Mortgage Bonds, and after the Release Date the Senior Notes will have the benefit of the same security as other secured debt of the Company, if any, subject to specified exceptions.

Limitations on Liens and Sale and Lease-Back Transactions

     Limitations on Liens. Unless otherwise specified in the applicable Prospectus Supplement, from and after the Release Date and so long as Senior Notes of a particular series are outstanding, the Company may not issue, assume, or guarantee any debt evidenced by notes, debentures, bonds, or other securities for money borrowed ("Debt") that is secured by any mortgage, security interest, pledge, or lien ("lien") of or upon any Operating Property of the Company, and will not permit to exist any such Debt secured by any such mortgage created on or prior to the Release Date, without effectively securing such Senior Notes equally and ratably with such Debt. This restriction does not apply to (1) liens on any property existing at the time of its acquisition; (2) liens on property of a corporation existing at the time the corporation is merged into or consolidated with, or disposes of substantially all of its properties (or those of a division) to, the Company; (3) subject to certain conditions, liens securing Debt incurred to acquire, construct, develop, or substantially repair, alter, or improve property or to reimburse the Company for funds spent for any such purpose; (4) liens in favor of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity, or any department, agency, or instrumentality or political subdivision of the United States of America or any State thereof, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering, or improving the property subject to such liens; or (5) any extension, renewal, or replacement, in whole or in part, of any lien referred to in clauses (1) through (4). However, the foregoing restriction does not apply to the issuance, assumption, or guarantee by the Company of Debt secured by a lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined below) of all Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transaction proceeds which have been applied to the retirement or certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under the foregoing exceptions and Sale and Lease-Back Transactions that are permitted by the first sentence of "-- Limitations on Sale and Lease-Back Transactions" below), does not exceed the greater of 10% of Net Tangible Assets (as defined below) or 10% of Capitalization (as defined below).

     Limitations on Sale and Lease-Back Transactions. Unless otherwise specified in the applicable Prospectus Supplement, after the Release Date, so long as any Senior Notes are outstanding, the Company may not enter into any Sale and Lease-Back Transaction with respect to any Operating Property and will not permit to remain in effect any Sale and Lease-Back transaction with respect to any Operating Property entered into on or prior to the Release Date (except in each case, for transactions involving leases for a term, including any renewal thereof, of not more than 48 months), if the purchaser's commitment is or was obtained more than 18 months after the later of the completion of the acquisition, construction or development or the placing in operation of such Operating Property or of such Operating Property as constructed, being developed or substantially repaired, altered or improved. This restriction will not apply if (a) the Company would be entitled pursuant to the provisions described in the second sentence under "-- Limitations on Liens" above to issue, assume or guarantee Debt secured by a lien on such Operating Property without equally and ratably securing such Senior Notes, (b) after giving effect to such Sale and Lease-Back Transaction, the Company could incur pursuant to the provisions described in the third sentence under "-- Limitation on Liens," additional debt secured by liens, or (c) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Operating Property so leased to the retirement of Senior Notes or other Debt of the Company ranking senior to, or equally with, the Senior Notes, subject to reduction as set forth in the Supplemental Indenture in respect of Senior Notes and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at Stated Maturity.

     Definitions. The term "Capitalization" shall mean the total of all the following items appearing on, or included in, the balance sheet of the Company:
(i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings, less, to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury.

     The term "Net Tangible Assets" shall mean the amount shown as total assets on the consolidated balance sheet of the Company, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on said balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

     The term "Operating Property" shall mean (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles.

     The term "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing to the Company of any Operating Property (except for leases for a term, including any renewal thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by the Company to such person.

     The term "Value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the net book value of such property, as determined in accordance with generally accepted accounting principles by the Company at the time of entering into such Sale and Lease-Back Transaction, in each case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Events of Default

     Each  of the following will constitute an Event of Default under the Senior
Note Indenture with respect to Senior Notes of any series: (a) failure to pay principal of or any premium on any Senior Note of that series when due, continued for five days; (b) failure to pay any interest on any Senior Notes of that series when due, continued for sixty days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Note of that series;
(d) failure to perform any other covenant of the Company in the Senior Note Indenture (other than a covenant included in the Senior Note Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Senior Note Trustee, or the Holders of a majority in principal amount of the Outstanding Senior Notes of that series, as provided in the Senior Note Indenture; (e) prior to the Release Date, the occurrence of a Default under the Mortgage (see "Description of the Bonds -- Events of Default"), of which the Trustee under the Mortgage, the Company or the Holders of at least 25% in aggregate principal amount of the outstanding senior notes have given written notice thereof to the Senior Note Trustee; and (f) certain events in bankruptcy, insolvency or reorganization. (Section 601).

     If  an Event of Default (other than an Event of Default described in clause
(f)  above)  with  respect  to  the  Senior  Notes  of  any  series  at the time
Outstanding shall occur and be continuing, either the Senior Note Trustee or the Holders of a majority in principal amount of the Outstanding Senior Notes of that series by notice as provided in the Senior Note Indenture may declare the principal amount of the Senior Notes of that series (or, in the case of any Senior Note that is an Original Issue Discount Note or the principal amount of which is not then determinable, such portion of the principal amount of such Senior Note, or such other amount in lieu of such principal amount, as may be specified in the terms of such Senior Note) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Senior Notes of any series at the time Outstanding shall occur, the principal amount of all the Senior Notes of that series (or, in the case of any such Original Issue Discount Note or other Senior Note, such specified amount) will automatically, and without any action by the Senior Note Trustee or any Holder, become immediately due and payable. After any such acceleration, but before (i) a judgment or decree based on acceleration or (ii) the Senior Note Trustee's receipt from the Trustee under the Mortgage of a notice of acceleration of Senior Note First Mortgage Bonds, such acceleration will be automatically waived and rescinded if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 602). For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Note Trustee in case an Event of Default shall occur and be continuing, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Senior Note Trustee reasonable indemnity. (Section 703). Subject to such provisions for the indemnification of the Senior Note Trustee, the Holders of a majority in principal amount of the Outstanding Senior Notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee, with respect to the Senior Notes of that series. (Section 612).

     No Holder of a Senior Note of any series will have any right to institute any proceeding with respect to the Senior Note Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Senior Note Trustee written notice of a continuing Event of Default with respect to the Senior Notes of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Senior Note Trustee to institute such proceeding as trustee, and (iii) the Senior Note Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 607). However, such limitations do not apply to a suit instituted by a Holder of a Senior Note for the enforcement of payment of the principal of or any premium or interest on such Senior Note on or after the applicable due date specified in such Senior Note. (Section 608).

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1104).

Modification and Waiver

     Modifications and amendments of the Senior Note Indenture may be made by the Company and the Senior Note Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Senior Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Note affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Senior
Note, (b) reduce the principal amount of, or any premium or interest on, any Senior Note, (c) reduce the amount of principal of an Original Issue Discount Note or any other Senior Note payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Senior Note, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Note, (f) prior to the Release Date, (i) impair the interest of the Senior Note Trustee in the Senior Note Mortgage Bonds, (ii) reduce the principal amount of any series of Senior Note Mortgage Bonds to an amount less than the principal amount of the related Series of Notes, or (iii) alter the payment provisions of the Senior Note Mortgage Bonds in a manner adverse to the Holders of the Notes, or (g) reduce the percentage in principal amount of Outstanding Senior Notes of any series, the consent of whose Holders is required for modification or amendment of the Senior Note Indenture, reduce the percentage in principal amount of Outstanding Senior Notes of any series necessary for waiver of compliance with certain provisions of the Senior Note Indenture or for waiver of certain defaults or modify such provisions with respect to modification and waiver. (Section 1002).

     The Holders of a majority in principal amount of the Outstanding Senior Notes of any series may waive compliance by the Company with certain restrictive provisions of the Senior Note Indenture. (Section 1108). The Holders of a majority in principal amount of the Outstanding Senior Notes of any series may waive any past default under the Senior Note Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Senior Note Indenture which cannot be amended without the consent of the Holder of each Outstanding Senior Note of such series affected. (Section 613).

     The Senior Note Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Notes have given or taken any direction, notice, consent, waiver, or other action under the Senior
Note Indenture as of any date, (i) the principal amount of an Original Issue Discount Note that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Senior Note is not determinable (for example, because it is based on an index), the principal amount of such Senior Note deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Senior Note and (iii) the principal amount of a Senior Note denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Senior Note, of the principal amount of such Senior Note (or, in the case of a Senior Note described in clause (i) or (ii) above, of the amount described in such clause). Certain Senior Notes, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1402, will not be deemed to be Outstanding. (Section 101).

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Senior
Note Indenture, in the manner and subject to the limitations provided in the Senior Note Indenture. In certain limited circumstances, the Senior Note Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Senior Notes of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Senior Notes within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Senior Note Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104).

Defeasance and Covenant Defeasance

     If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of
Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Senior
Note Indenture, applied to the Senior Notes of any series, or to any specified part of a series. (Section 1401).

     Defeasance and Discharge. The Senior Note Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1402 applied to any Senior Notes, the Company will be discharged from all its obligations with respect to such Senior Notes (except for certain obligations to exchange or register the transfer of Senior Notes, to replace stolen, lost or mutilated Senior Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Senior Notes of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Notes on the respective Stated Maturities in accordance with the terms of the Senior Note Indenture and such Senior Notes. Upon such defeasance and discharge, the Senior Note Trustee will deliver to the Company for cancellation all Senior Note Mortgage Bonds securing such Senior Notes, after which time such Senior Notes will no longer be secured by Senior Note Mortgage Bonds. Such defeasance and discharge may occur only if, among other things, the Company has delivered to the Senior Note Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Senior Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1402 and 1404).

     Defeasance of Certain Covenants. The Senior Note Indenture provides that, upon the Com-pany's exercise of its option (if any) to have Section 1403 applied to any Senior Notes, the Company may omit to comply with certain restrictive covenants that may be described in the applicable Prospectus
Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Description of Senior Notes -- Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default will cease to be effective, in each case with respect to such Senior Notes. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Senior Notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Notes on the respective Stated Maturities in accordance with the terms of the Senior Note Indenture and such Senior Notes. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Senior Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Senior Notes and such Senior Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Senior Notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Senior Notes upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1403 and 1404).

Notices

     Notices to Holders of Senior Notes will be given by mail to the addresses of such Holders as they may appear in the Note Register. (Sections 101 and 106).

Title

     The Company, the Senior Note Trustee, and any agent of the Company or the Senior Note Trustee may treat the Person in whose name a Senior Note is registered as the absolute owner thereof (whether or not such Senior Note may be overdue) for the purpose of making payment and for all other purposes. (Section 308).

Governing Law

     The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the law of the State of New York. (Section 112).

Regarding the Senior Note Trustee

     The Senior Note Trustee is The Bank of New York. The Company maintains normal banking arrangements with The Bank of New York, which include (i) one commitment in the aggregate principal amount of approximately $15.7 million by The Bank of New York pursuant to a reimbursement agreement related to a letter of credit issued on behalf of the Company in connection with an issuance of pollution control bonds, the proceeds of which were made available to the Company, and (ii) a $25 million commitment by The Bank of New York pursuant to a revolving credit agreement, approximately $7.8 million of which was outstanding at March 31, 1998. The Bank of New York also serves as (i) trustee under the Mortgage, (ii) trustee for the holders of several issues of pollution control bonds issued on behalf of the Company, (iii) trustee under the Company's Indenture relating to subordinated Debt Securities (see below), (iv) investment manager for the Company's nonunion post-retirement medical fund, and
(v) custodian of international fixed-income assets for the Company's pension plan.

                        DESCRIPTION OF DEBT SECURITIES
General

     The Debt Securities may be issued in one or more new series under an Indenture between the Company and (i) The Bank of New York, in the case of subordinated Debt Securities, and (ii) The Chase Manhattan Bank, in the case of senior Debt Securities, or any other trustees to be named, as Trustee (each, a "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indentures pursuant to which the subordinated and senior Debt Securities are to be issued and to the Debt Securities, the forms of which are filed, or will be filed, as exhibits to the registration statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in such documents are referred to herein or in a Prospectus Supplement, such provisions or terms are incorporated by reference herein or therein, as the case may be. The term "Debt Securities" does not include Senior Notes, which are issued under the Senior Note Indenture. See "Description of Senior Notes."

     The Debt Securities will be unsecured obligations of the Company. Separate Indentures will be used for senior Debt Securities and subordinated Debt Securities, respectively, although the description of the Indenture herein, except as specifically stated otherwise, applies to both Indentures.

     Reference is made to the Prospectus Supplement relating to any particular issue of Offered Debt Securities for the following terms: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable, if other than as described under "Description of Debt Securities -- Payment and Paying Agents"; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if other than the currency of the United States of America, the currency, currencies, or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of determining the principal amount deemed to be Outstanding at any time; (11) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies, or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (12) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof;
(13) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);
(14) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Description of Debt Securities -- Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Description of Debt Securities -- Defeasance and Covenant Defeasance -- Covenant Defeasance," or under both such captions; (15) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Description of Debt Securities -- Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (16) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (17) any addition to or change in the covenants in the Indenture; and (18) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301).

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

     Except as otherwise described in the Prospectus Supplement, the covenants contained in the Indenture would not afford holders of Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

Subordination

     The Indenture relating to the subordinated Debt Securities provides that, unless otherwise provided in a supplemental indenture or a Board Resolution, the Debt Securities will be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding as of the date of the Indenture or thereafter incurred. (Section 1401). The balance of the information under this "Subordination" heading assumes that the relevant supplemental indenture or Board Resolution results in the corresponding series of Debt Securities being subordinated obligations of the Company.

     No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated Debt Securities may be made if any Senior Debt is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Debt has been accelerated because of a default. (Section 1402). Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Debt must be paid in full before the holders of the subordinated Debt Securities are entitled to receive or retain any payment. (Section 1403). The rights of the holders of the subordinated Debt Securities will be subordinated to the rights of the holders of Senior Debt to receive payments or distributions applicable to Senior Debt until all amounts owing on the Debt Securities are paid in full. (Section
1404).

     The term "Senior Debt" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

       (a) all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, including all first mortgage bonds of the Company outstanding from time to time;

       (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

       (c) all renewals, extensions, or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Debt Securities. (Section 101).

     The Indenture does not limit the aggregate amount of Senior Debt that the Company may issue. As of March 31, 1998, outstanding Senior Debt and subordinated debt of the Company aggregated approximately $1.9 billion and $75 million, respectively. Any Senior Notes issued by the Company would constitute Senior Debt, whether before or after the Release Date. See "Description of Senior Notes -- Release Date."

Form, Exchange, and Transfer

     The Debt Securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof. (Section 302).

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

     Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section
305). The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

     If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed, the Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305).

Global Securities

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

     Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305).

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated

Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002).

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003).

Consolidation, Merger, and Sale of Assets

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and may not permit any Person to consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. (Section 801).

Events of Default

     Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization. (Section 501).

     If  an Event of Default (other than an Event of Default described in clause
(e) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512).

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section
507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508).

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004).

Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) reduce the percentage in principal amount of Outstanding
Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modify such provisions with respect to modification and waiver. (Section 902).

     The Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section
513).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101).

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104).

Defeasance and Covenant Defeasance

     If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of
Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301).

     Defeasance and Discharge. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304).

     Defeasance of Certain Covenants. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default and the provisions of Article Fourteen relating to subordination (included in the Indenture relating to subordinated Debt Securities) will cease to be effective, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1303 and 1304).

Notices

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106).

Title

     The Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308).

Governing Law

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112).

Regarding the Trustees

     The   Trustee  under  the  Indenture  relating  to  the  subordinated  Debt
Securities is The Bank of New York. The Company maintains normal banking arrangements with The Bank of New York, which include (i) one commitment in the aggregate principal amount of approximately $15.7 million by The Bank of New York pursuant to a reimbursement agreement related to a letter of credit issued on behalf of the Company in connection with an issuance of pollution control bonds, the proceeds of which were made available to the Company, and (ii) a $25 million commitment by The Bank of New York pursuant to a revolving credit agreement, approximately $7.8 million of which was outstanding at March 31, 1998. The Bank of New York also serves as (i) trustee under the Mortgage (see "Description of New Bonds"), (ii) trustee for the holders of several issues of pollution control bonds issued on behalf of the Company, (iii) trustee under the Senior Note Indenture (see "Description of Senior Notes"), (iv) investment manager for the Company's nonunion post-retirement medical fund and (v) custodian of international fixed-income assets for the Company's pension plan. The Trustee under the Indenture relating to the senior Debt Securities is The Chase Manhattan Bank. The Company maintains normal banking arrangements with The Chase Manhattan Bank. The Chase Manhattan Bank also (i) serves as trustee for the holders of several series of bonds secured by, among other things, the Company's payments under its Palo Verde Nuclear Generating Station leases (these bonds were issued by a party unaffiliated with the Company), (ii) serves as an issuing and paying agent with respect to the Company's commercial paper program, and (iii) has a commitment to lend the Company up to $55 million under a revolving credit agreement, approximately $17.2 million of which was outstanding as of March 31, 1998. In addition, an affiliate of The Chase Manhattan Bank is the lessor with respect to a lease with the Company relating to the sale and leaseback of a portion of Unit 2 of the Palo Verde Nuclear Generating Station.

                              PLAN OF DISTRIBUTION

     The Company intends to sell up to $400 million in aggregate principal amount of the Offered Securities to or through underwriters or dealers, and may also sell the Offered Securities directly to other purchasers or through agents, as described in the Prospectus Supplement relating to an issue of Offered Securities.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "1933 Act"). Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's 1997 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                LEGAL OPINIONS

     The validity of the Securities offered hereby will be passed upon for the Company by Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, and, it is currently anticipated, for any underwriters of Securities by Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071. In giving their opinions, Sullivan & Cromwell and Snell & Wilmer L.L.P. may rely as to matters of New Mexico law upon the opinion of Keleher & McLeod, P.A., 1200 Public Service Building, Albuquerque, New Mexico 87102, Sullivan & Cromwell may rely as to all matters of Arizona law upon the opinion of Snell & Wilmer L.L.P., and Snell & Wilmer L.L.P. may rely as to all matters of New York law upon the opinion of Sullivan & Cromwell.

================================================================================

       No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                       ---------------------------------

                               TABLE OF CONTENTS

                                                            Page
                                                           -----

                 Available Information ...................   2
                 Incorporation of Certain Documents by
                    Reference ............................   2
                 Selected Information ....................   3
                 The Company .............................   4
                 Application of Proceeds .................   4
                 Earnings Ratios .........................   4
                 Securities ..............................   4
                 Description of New Bonds ................   4
                 Description of Senior Notes .............   9
                 Description of Debt Securities ..........  18
                 Plan of Distribution ....................  26
                 Experts .................................  27
                 Legal Opinions ..........................  27


                                 $400,000,000



                            Arizona Public Service
                                    Company


                              First Mortgage Bonds
                                 Senior Notes
                                Debt Securities

                                      -----
                                       APS
                                      -----

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee .........   $103,250
Printing, engraving, and postage expenses ...................     60,000
Legal fees ..................................................    250,000
Accounting fees .............................................     40,000
Rating Agency fees ..........................................    192,750
Trustee's fees and expenses .................................     30,000
Blue Sky fees and expenses ..................................     30,000
Miscellaneous ...............................................      4,000
                                                                --------
   Total ....................................................   $710,000
                                                                ========

------------
*Estimated.

Item 15. Indemnification of Directors and Officers.

     The law of Arizona permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in Article Fifth of the Company's Articles of
Incorporation. In addition, Section 7.01 of the Company's bylaws provides that the Company will indemnify present and former directors and officers to the fullest extent permitted by Arizona law. Under Arizona law, in order for a corporation to provide indemnification, a disinterested majority of the corporation's board of directors, independent legal counsel, a court or the shareholders must find that the director, officer, employee or agent acted, or failed to act, in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, when a director, officer, employee or agent must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such persons.

     On January 1, 1996, the new Arizona Business Corporation Act (the "ABCA") became effective. The ABCA permits extensive indemnification of present and former directors, officers, employees, or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws. Under the ABCA, in order for a corporation to provide indemnification, a majority of the corporation's disinterested directors, independent legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation's best interests (in the case of conduct in an "official capacity" with the corporation) or that the conduct was at least not opposed to the corporation's best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgements, fines, and amounts paid in settlement by such individuals.

     Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director, officer, employee, or agent must be indemnified against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, the ABCA requires Arizona corporations to indemnify any "outside director" (a director who is not an officer, employee, or holder of five percent or more of any class of the corporation's stock) against liability unless (i) the corporation's articles of incorporation limit such indemnification, (ii) the outside director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper personal benefit to the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. A court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph.

     In connection with the offering made by the prospectus which is a part of this registration statement, as it may be amended or supplemented, the underwriters of the Offered Securities, pursuant to the relevant underwriting agreement, will severally agree to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed this registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain losses, claims, damages or liabilities, including liabilities under the Act, that arise out of or are based upon written information furnished by such underwriters to the Company for use in this registration statement or in such prospectus.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 16. List of Exhibits.

Exhibit No.                                            Description
-----------                                            -----------
   1.1          Form of Underwriting Agreement for New Bonds.
   1.2          Form of Underwriting Agreement for Debt Securities.
   1.3          Form of Distribution Agreement for Senior Notes.
   4.1          Form(s) of Supplemental Indenture relating to New Bonds (to be filed as Exhibit(s) by means of Form 8-K).
   4.2          Specimen(s) of New Bonds (to be filed as Exhibit(s) by means of Form 8-K).
   4.3          Form(s) of Supplemental Indenture relating to Offered Debt Securities (to be filed as
                  Exhibit(s) by means of Form 8-K).
   4.4          Specimen(s) of Offered Debt Securities (to be filed as Exhibit (s) by means of Form 8-K).
   4.5          Form(s) of Supplemental Indenture relating to Offered Senior Notes (to be filed as
                  Exhibit(s) by means of Form 8-K).
   4.6          Specimen(s) of Offered Senior Notes (to be filed as Exhibit(s) to Form 8-K).
   5.1          Opinion of Snell & Wilmer L.L.P.
  12.1          Computation of Ratio of Earnings to Fixed Charges.
  23.1          Consent of Deloitte & Touche LLP.
  23.2          Consent of Snell & Wilmer L.L.P. (included in Opinion filed as Exhibit No. 5.1).
  24.1          Power of Attorney (see II-6).
  25.1          Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
                  New York, as Bond Trustee under the Mortgage.
  25.2          Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
                  New York, as Trustee under the Indenture relating to the subordinated Debt
                  Securities.
  25.3          Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase
                  Manhattan Bank, as Trustee under the Indenture relating to the senior Debt
                  Securities.
  25.4          Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New
                  York, as Trustee under the Indenture relating to the Senior Notes.

     In addition to those Exhibits shown above, the Company hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act of 1933 by reference to the filings set forth below:

Exhibit                                                 Previously Filed                             Date
 No.                  Description                          as Exhibit:                File No.     Effective
 ---                  -----------                          -----------                --------     ---------
 4.7        Mortgage and Deed of Trust           4.1 to September 1992 Form            1-4473         11-9-92
              relating to Company's First          10-Q Report
              Mortgage Bonds, together with
              forty-eight indentures
              supplemental thereto.
            Forty-ninth Supplemental             4.1 to 1992 Form 10-K Report          1-4473         3-30-93
              Indenture.
            Fiftieth Supplemental Indenture.     4.2 to 1993 Form 10-K Report          1-4473         3-30-94
            Fifty-first Supplemental             4.1 to August 1, 1993 Form 8-K        1-4473         9-27-93
              Indenture.                           Report
            Fifty-second Supplemental            4.1 to September 30, 1993 Form        1-4473        11-15-93
              Indenture.                           10-Q Report
            Fifty-third Supplemental             4.5 to Registration Statement No.     1-4473         3-1-94
              Indenture.                           33-61228 by means of Febru-
                                                   ary 23, 1994 Form 8-K Report
            Fifty-fourth Supplemental            4.1 to Registration Statements        1-4473        11-22-96
              Indenture.                           Nos. 33-61228, 33-55473,
                                                   33-64455 and 333-15379 by
                                                   means of November 19, 1996
                                                   Form 8-K Report
            Fifty-fifth Supplemental             4.8 to Registration Statements        1-4473         4-9-97
              Indenture.                           Nos. 33-55473, 33-64455 and
                                                   333-15379 by means of April
                                                   7, 1997 Form 8-K Report
 4.8        Agreement of Resignation,            4.1 to September 29, 1995 Form        1-4473        10-24-95
              Appointment, Acceptance,             8-K Report
              and Assignment dated as of
              August 18, 1995 among the
              Company, Bank of America
              National Trust and Savings
              Association and The Bank of
              New York.
 4.9        Indenture dated as of January 1,     4.6 to January 1, 1995 Form 8-K       1-4473         1-11-95
              1995 among the Company and           Report
              The Bank of New York, as
              Trustee, relating to subordi-
              nated Debt Securities.
 4.10       First Supplemental Indenture         4.4 to January 1, 1995 Form 8-K       1-4473         1-11-95
              dated as of January 1, 1995,         Report
              relating to the issuance of
              $75,000,000 of 10% Junior
              Subordinated Deferrable
              Interest Debentures, Series A,
              Due 2025.
 4.11       Indenture dated as of November       4.5 to Registration Statements        1-4473        11-22-96
              15, 1996 among the Company           Nos. 33-61228, 33-55473,
              and The Bank of New York, as         33-64455 and 333-15379 by
              Trustee, relating to Senior          means of November 19, 1996
              Notes.                               Form 8-K Report

Exhibit                                                 Previously Filed                             Date
 No.                  Description                          as Exhibit:                File No.     Effective
 ---                  -----------                          -----------                --------     ---------
 4.12       First Supplemental Indenture,        4.6 to Registration Statements      1-4473        11-22-96
              dated as of November 15,             Nos. 33-61228, 33-55473,
              1996, relating to the issuance       33-64455 and 333-15379 by
              of $100,000,000 of 6 3/4% Senior     means of November 19, 1996
              Notes Due 2006.                      Form 8-K Report
 4.13       Second Supplemental Indenture,       4.10 to Registration Statements     1-4473         4-9-97
              dated as of April 1, 1997,           Nos. 33-55473, 33-64455 and
              relating to the issuance of          333-15379 by means of April
              $50,000,000 of 6.72% Senior          7, 1997 Form 8-K Report
              Notes due 1999.
 4.14       Indenture dated as of January        4.10 to Registration Statement      1-4473         1-16-98
              15, 1998 among the Company           Nos. 333-15379 and 333-
              and The Chase Manhattan              27551 by means of January
              Bank, as Trustee, relating to        13, 1998 Form 8-K Report
              Senior Debt Securities.
 4.15       First Supplemental Indenture         4.3 to Registration Statement       1-4473         1-16-98
              dated as of January 15, 1998,        Nos. 333-15379 and 333-
              relating to the issuance of          27551 by means of January
              $100,000,000 of 6 1/4% Notes         13, 1998 Form 8-K Report
              Due 2005.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule
   424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 2nd day of July, 1998.


                                    ARIZONA PUBLIC SERVICE COMPANY


                                    By            WILLIAM J. POST
                                       ----------------------------------------
                                          (William J. Post, President and
                                             Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes William J. Post, George A. Schreiber, Jr., Chris N. Froggatt, and Michael V. Palmeri and each of them, as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement, and any related Rule 462(b) registration statement or amendment thereto.

         Signature                          Title                     Date
         ---------                          -----                     ----

      WILLIAM J. POST            Principal Executive Officer     July 2, 1998
---------------------------             and Director
(William J. Post, President
and Chief Executive Officer)

  GEORGE A. SCHREIBER, JR.        Principal Accounting and       July 2, 1998
---------------------------           Financial Officer
 (George A. Schreiber, Jr.,             and Director
Executive Vice President and
  Chief Financial Officer)

     O. MARK DEMICHELE                    Director               July 2, 1998
---------------------------
    (O. Mark DeMichele)

    MICHAEL L. GALLAGHER                  Director               July 2, 1998
---------------------------
   (Michael L. Gallagher)

      MARTHA O. HESSE                     Director               July 2, 1998
---------------------------
     (Martha O. Hesse)

      ROBERT E. KEEVER                    Director               July 2, 1998
---------------------------
     (Robert E. Keever)

    MARIANNE M. JENNINGS                  Director               July 2, 1998
---------------------------
   (Marianne M. Jennings)

     ROBERT G. MATLOCK                    Director               July 2, 1998
---------------------------
    (Robert G. Matlock)

     BRUCE J. NORDSTROM                   Director               July 2, 1998
---------------------------
    (Bruce J. Nordstrom)

     JOHN R. NORTON III                   Director               July 2, 1998
---------------------------
    (John R. Norton III)

      DONALD M. RILEY                     Director               July 2, 1998
---------------------------
     (Donald M. Riley)

       Signature                    Title                        Date
       ---------                    -----                        ----

 QUENTIN P. SMITH, JR.             Director                  July 2, 1998
-----------------------
(Quentin P. Smith, Jr.)

     RICHARD SNELL                 Director                  July 2, 1998
-----------------------
    (Richard Snell)

   DIANNE C. WALKER                Director                  July 2, 1998
-----------------------
  (Dianne C. Walker)

 BEN F. WILLIAMS, JR.              Director                  July 2, 1998
-----------------------
(Ben F. Williams, Jr.)

                                                     Registration No. 333-
================================================================================





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ----------------

                                    EXHIBITS
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------


                         Arizona Public Service Company
             (Exact name of registrant as specified in its charter)



================================================================================

                                INDEX TO EXHIBITS

Exhibit No.                                        Description
-----------                                        -----------
    1.1         Form of Underwriting Agreement for New Bonds.
    1.2         Form of Underwriting Agreement for Debt Securities.
    1.3         Form of Distribution Agreement for Senior Notes.
    4.1         Form(s) of Supplemental Indenture relating to New Bonds (to be filed as Exhibit(s) by means of Form 8-K).
    4.2         Specimen(s) of New Bonds (to be filed as Exhibit(s) by means of Form 8-K).
    4.3         Form(s) of Supplemental Indenture relating to Offered Debt Securites (to be filed as
                  Exhibit(s) by means of Form 8-K).
    4.4         Specimen(s) of Offered Debt Securities (to be filed as Exhibit(s) by means of Form 8-K).
    4.5         Form(s) of Supplemental Indenture relating to Offered Senior Notes (to be filed as
                  Exhibit(s) by means of Form 8-K).
    4.6         Specimen(s) of Offered Senior Notes (to be filed as Exhibit(s) to Form 8-K).
    5.1         Opinion of Snell & Wilmer L.L.P.
   12.1         Computation of Ratio of Earnings to Fixed Charges.
   23.1         Consent of Deloitte & Touche L.L.P.
   23.2         Consent of Snell & Wilmer L.L.P. (included in Opinion filed as Exhibit No. 5.1).
   24.1         Power of Attorney (see II-6).
   25.1         Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New
                York, as Bond Trustee under the Mortgage.
   25.2         Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New
                York, as Trustee under the Indenture relating to the subordinated Debt Securities.
   25.3         Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase
                Manhattan Bank, as Trustee under the Indenture relating to the senior Debt Securities.
   25.4         Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New
                York, as Trustee under the Indenture relating to the Senior Notes.

    For a description of the Exhibits incorporated in this filing by reference see page II-3.